Exhibit 10.2

May 6, 2019

Re: Treatment of Outstanding Stock Options and Unvested Restricted Stock

Dear Mr. Olsson:

Reference is made to your outstanding stock options and unvested shares of restricted stock (collectively, the “Awards”) granted under the Mobile Mini, Inc. Amended and Restated Equity Incentive Plan, as amended from time to time (the “Plan”) and the respective Award Agreements governing the Awards. You and the Company agree that the respective Award Agreements are amended as follows:

●

All references to your “Service” will include your service to the Company as a Director of the Company’s Board of Directors and all references to “employment” shall include your service to the Company as a Director, where relevant.

●	All references to “Employee” shall include your status as a Director of the Company’s Board of Directors, where relevant.

Unless otherwise defined herein, capitalized terms not specifically defined in this letter will have the same meaning as set forth in the Plan. Except as amended under this letter, all of the terms and conditions set forth in your respective Award Agreements and the Plan shall otherwise remain in full force and effect.

Please confirm your acceptance of the foregoing by signing and returning a copy of this letter to the undersigned.

Sincerely,

MOBILE MINI, INC.

/s/ Sara Dial
Sara Dial, Director

AGREED AND ACCEPTED:

    /s/ Erik Olsson

Erik Olsson